                        As filed with the Securities and Exchange Commission on October 31, 2002
                                                                                                                                                                       Registration No.   33-63582

SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549
post-effective Amendment No. 1 to Form S-3 REGISTRATION STATEMENT under THE SECURITIES ACT OF 1933
DELMARVA POWER & LIGHT COMPANY (Exact name of registrant as specified in its charter)
Delaware and Virginia (State or other jurisdiction of incorporation)	51-0084283 (I.R.S. Employer Identification No.)
800 King Street Wilmington, DE 19801 (Address, including zip code, of registrant's principal executive offices)

Ellen Sheriff Rogers
Secretary
Delmarva Power & Light Company
701 Ninth Street, N.W.
Washington, D.C. 20068
(202) 872-3526
(Name, address and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ X ]

          This Post-Effective Amendment No. 1 is being filed to amend the registration statement (the "Registration Statement") on Form S-3 (File No. 33-63582), pursuant to which Delmarva Power & Light Company (the "Registrant") registered $250,000,000 of debt securities (the "Securities"), for offer and sale from time to time, as determined by market conditions.

          On June 19, 1993, $25,000,000 of the Securities were issued under the Registration Statement. $225,000,000 in Securities remain unissued under the Registration Statement and the Registrant does not intend to issue such remaining Securities. Therefore, in accordance with its undertaking in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the registered securities that remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement to remove from registration all shares of the Securities that remained unsold on the date of filing hereof.

SIGNATURES

    The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post- Effective Amendment No. 1 on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, Delaware, on the 31st day of October, 2002.

DELMARVA POWER & LIGHT COMPANY By: /s/ T. S. SHAW Thomas S. Shaw Chief Executive Officer (principal executive officer)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated.

Signature /s/ JOHN M. DERRICK, JR. John M. Derrick, Jr.	Title Chairman of the Board	Date October 31, 2002
/s/ T. S. SHAW Thomas S. Shaw	Chief Executive Officer and Director	October 31, 2002
/s/ JOSEPH M. RIGBY Joseph M. Rigby	President, Chief Operating Officer and Director	October 31, 2002
/s/ A. W. WILLIAMS Andrew W. Williams	Senior Vice President, Chief Financial Officer and Director (principal financial officer)	October 31, 2002
/s/ JAMES P. LAVIN James P. Lavin	Vice President and Controller (principal accounting officer)	October 31, 2002
/s/ D. R. WRAASE Dennis R. Wraase	Director	October 31, 2002
/s/ WILLIAM T. TORGERSON William T. Torgerson	Director	October 31, 2002